UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2007

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Annual Cash Bonus Performance Goals

On March 7, 2007, the Compensation Committee of the Board of Directors (the “Committee”) designated the Chairman and Chief Executive Officer, the Executive Vice President, Finance and Technology and Chief Financial Officer, two Executive Vice Presidents, and three Senior Vice Presidents for participation in the Executive Incentive Plan. The Committee also established as performance goals the achievement of pre-established levels of total revenue and operating profit (with additional Commercial Business Unit revenue and operating profit measures for an Executive Vice President and a Senior Vice President with regional responsibilities). The Committee established target bonuses so that a participant under the Executive Incentive Plan would be entitled to receive from 70% to 175% of base salary as a target bonus, depending on management level, with a payout ranging from 0% to 200% of target bonus depending upon the attainment of total performance goals. The Committee has the discretion to reduce, but not increase, the amount of a participant’s bonus under the Executive Incentive Plan.

Form of Performance Contingent Restricted Stock Unit Award Agreement

On March 7, 2007, Avon Products, Inc. (the “Company”) amended the form of U.S. Restricted Stock Unit Award Agreement (the “Form Agreement”) under the Avon Products, Inc. 2005 Stock Incentive Plan, pursuant to which the Company grants various awards to its senior officers, including its named executive officers, from time to time.

Any restricted stock unit awards granted under the Form Agreement (“RSUs”) are subject to the satisfaction by the Company of certain revenue and operating profit performance measures. The amendments to the Form Agreement also modify the vesting and payment provisions of RSUs upon certain events. Specifically, upon a grantee’s retirement or permanent disability, 100% of any outstanding RSUs would vest and be settled on the original vesting date specified in the terms of the grant so long as performance measures are satisfied as of the original vesting date. Upon a grantee’s death, 100% of any outstanding RSUs would vest and the grantee’s estate would receive such settlement at or around the time of death. Upon a change in control of the Company, 100% of any outstanding RSUs would vest and shares will be issued to the grantee as soon as practicable. Upon a grantee’s involuntary departure from the Company without cause, any outstanding RSUs would vest on a prorated basis to the last day worked and be settled on the original vesting date specified in the terms of the grant so long as performance measures are satisfied as of the original vesting date. The grantee is entitled to dividend equivalent rights only if and when the RSUs vest in accordance with the terms of the Form Agreement, which includes satisfaction of the performance measures.

(Page 2 of 4 Pages)

The foregoing does not constitute a complete summary of the terms of the Form Agreement, and reference is made to the complete text of the Form Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10	Form of Performance Contingent Restricted Stock Unit Award Agreement for Senior Officers under the Avon Products, Inc. 2005 Stock Incentive Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II
Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: March 13, 2007

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10	Form of Performance Contingent Restricted Stock Unit Award Agreement for Senior Officers under the Avon Products, Inc. 2005 Stock Incentive Plan